Exhibit 99.1

STREAMLINE HEALTH SOLUTIONS, INC.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial data gives effect to the sale of the ECM Business. The unaudited pro forma balance sheet as of October 31, 2019 has been prepared assuming the sale of the ECM Business was consummated as of that date. The unaudited pro forma statements of operations for the nine months ended October 31, 2019, the twelve months ended January 31, 2019 and the twelve months ended January 31, 2018, have been prepared in accordance with the SEC’s pro forma rules under S-X Article 11 assuming that the sale of the ECM Business occurred as of February 1, 2017, the first day of the first year presented. All material adjustments required to reflect the consummation of the sale of the ECM Business are set forth in the columns labeled “Pro Forma Adjustments.” The data contained in the columns labeled “Streamline Health Solutions, Inc. As Reported”, is derived from the Company’s historical unaudited consolidated balance sheet as of October 31, 2019 and consolidated statements of operations for the nine months ended October 31, 2019, the twelve months ended January 31, 2019 and the twelve months ended January 31, 2018. The unaudited pro forma financial data is presented for informational purposes only and is not necessarily indicative of the results of future operations or future financial position of the Company or the actual results of operations or financial position that would have occurred had the sale of the ECM Business been consummated as of the dates indicated above.

The pro forma adjustments were based upon available information at the date of this filing and upon certain assumptions as described in the notes to the unaudited pro forma condensed financial statements that our management believes are reasonable under the circumstances.

The unaudited pro forma financial statements and accompanying notes should be read in conjunction with our historical financial statements and accompanying notes thereto, and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, in our Quarterly Report on Form 10-Q for the nine months ended October 31, 2019 and Annual Report on Form 10-K for the year ended January 31, 2019 and January 31, 2018.

STREAMLINE HEALTH SOLUTIONS, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(rounded to the nearest thousand dollars, except share information)

(Unaudited)

	As of
	October 31, 2019	Disposition of	Pro Forma	As
	As Reported	ECM Business	Adjustments	Adjusted
ASSETS			(Note 2)
Current assets:
Cash and cash equivalents	$1,220,000	$-	$6,500,000	$7,720,000
Accounts receivable, net	2,214,000	(454,000)	-	1,760,000
Contract receivables	704,000	(65,000)	-	639,000
Prepaid and other current assets	1,285,000	(534,000)	-	751,000
Total current assets	5,423,000	(1,053,000)	6,500,000	10,870,000
Non-current assets:
Property and equipment, net	175,000	(68,000)	-	107,000
Contract receivables, less current portion	355,000	-	-	355,000
Capitalized software development costs, net	7,785,000	(2,002,000)	-	5,783,000
Intangible assets, net	1,245,000	-	-	1,245,000
Goodwill	15,537,000	(4,928,000)	-	10,609,000
Other	756,000	(12,000)	800,000	1,544,000
Total non-current assets	25,853,000	(7,010,000)	800,000	19,643,000
Total assets	$31,276,000	$(8,063,000)	$7,300,000	$30,513,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$629,000	$(121,000)	$-	$508,000
Accrued expenses	1,407,000	(89,000)	-	1,318,000
Current portion of term loan	3,472,000	-	(3,472,000)	-
Deferred revenues	6,310,000	(3,469,000)	-	2,841,000
Royalty liability	953,000	-	-	953,000
Other	94,000	(22,000)	-	72,000
Total current liabilities	12,865,000	(3,701,000)	(3,472,000)	5,692,000
Non-current liabilities:
Deferred revenues, less current portion	123,000	(92,000)	-	31,000
Other	19,000	(18,000)	-	1,000
Total non-current liabilities	142,000	(110,000)	-	32,000
Total liabilities	13,007,000	(3,811,000)	(3,472,000)	5,724,000
Common stock	308,000	-	-	308,000
Additional paid in capital	94,970,000	-	-	94,970,000
Accumulated deficit	(77,009,000)	(4,252,000)	10,772,000	(70,489,000)
Total stockholders’ equity	18,269,000	(4,252,000)	10,772,000	24,789,000
Total liabilities and stockholders’ equity	$31,276,000	$(8,063,000)	$7,300,000	$30,513,000

STREAMLINE HEALTH SOLUTIONS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(rounded to the nearest thousand dollars, except share information)

(Unaudited)

	Nine Months			Fiscal Year			Fiscal Year
	Ended			Ended			Ended
	October 31, 2019	Pro Forma	As	January 31, 2019	Pro Forma	As	January 31, 2018	Pro Forma	As
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted
	(Note 1)	(Note 2)			(Note 2)			(Note 2)
Revenues:
System sales	$1,046,000	$(78,000)	$968,000	$2,472,000	$(662,000)	$1,810,000	$1,343,000	$(166,000)	$1,177,000
Professional services	1,615,000	(513,000)	1,102,000	1,336,000	(468,000)	868,000	2,744,000	(982,000)	1,762,000
Audit Services	1,266,000	-	1,266,000	1,118,000	-	1,118,000	1,216,000	-	1,216,000
Maintenance and support	8,537,000	(4,507,000)	4,030,000	12,586,000	(5,965,000)	6,621,000	13,171,000	(6,506,000)	6,665,000
Software as a service	3,474,000	(1,636,000)	1,838,000	4,853,000	(2,632,000)	2,221,000	5,864,000	(2,759,000)	3,105,000
Total revenues	15,938,000	(6,734,000)	9,204,000	22,365,000	(9,727,000)	12,638,000	24,338,000	(10,413,000)	13,925,000
Operating expenses:
Cost of system sales	391,000	227,000	618,000	942,000	(852,000)	90,000	1,946,000	(904,000)	1,042,000
Cost of professional services	1,616,000	(354,000)	1,262,000	2,657,000	(593,000)	2,064,000	2,401,000	(909,000)	1,492,000
Cost of audit services	949,000	-	949,000	1,373,000	-	1,373,000	1,604,000	-	1,604,000
Cost of maintenance and support	1,275,000	(731,000)	544,000	2,173,000	(1,179,000)	994,000	2,904,000	(1,084,000)	1,820,000
Cost of software as a service	936,000	(464,000)	472,000	992,000	(947,000)	45,000	1,319,000	(1,302,000)	17,000
Selling, general and administrative expense	7,745,000	(191,000)	7,554,000	10,554,000	(235,000)	10,319,000	11,434,000	(375,000)	11,059,000
Research and development	2,385,000	(634,000)	1,751,000	4,261,000	(317,000)	3,944,000	5,352,000	(629,000)	4,723,000
Executive transition cost	621,000	-	621,000	3,681,000	-	3,681,000	-	-	-
Loss on exit of operating lease	-	-	-	1,034,000	-	1,034,000	-	-	-
Total operating expenses	15,918,000	(2,147,000)	13,771,000	27,667,000	(4,379,000)	23,544,000	26,960,000	(5,203,000)	21,757,000
Operating (loss) income	20,000	(4,587,000)	(4,567,000)	(5,302,000)	(5,348,000)	(10,906,000)	(2,622,000)	(5,210,000)	(7,832,000)
Other expense:
Interest expense	(239,000)		(239,000)	(384,000)	-	(384,000)	(474,000)	-	(474,000)
Miscellaneous expense	(224,000)	25,000	(199,000)	(179,000)	7,000	(172,000)	(87,000)	(14,000)	(101,000)
Loss before income taxes	(443,000)	(4,562,000)	(5,005,000)	(5,865,000)	(5,341,000)	(11,462,000)	(3,183,000)	(5,224,000)	(8,407,000)
Income tax expense	(16,000)	-	(16,000)	-	-	-	84,000		84,000
Net loss	(459,000)	(4,562,000)	(5,021,000)	(5,865,000)	(5,341,000)	(11,462,000)	(3,099,000)	(5,224,000)	(8,323,000)
Add: Redemption of Series A Preferred Stock	4,894,000	-	4,894,000	-	-	-	-		-
Net income (loss) attributable to common shareholders	$4,435,000	$(4,562,000)	$(127,000)	$(5,865,000)	$(5,341,000)	$(11,462,000)	$(3,099,000)	$(5,224,000)	$(8,323,000)

Net loss per common share – basic	$0.22		$(0.01)	$(0.30)		$(0.59)	$(0.16)		$(0.44)
Weighted average number of common shares – basic	20,435,055		20,435,055	19,540,980		19,540,980	19,090,899		19,090,899
Net loss per common share – diluted	$(0.02)		$(0.25)	$(0.30)		$(0.59)	$(0.16)		$(0.44)
Weighted average number of common shares – diluted	20,435,055		20,435,055	19,540,980		19,540,980	19,090,899		19,090,899

STREAMLINE HEALTH SOLUTIONS, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(rounded to the nearest thousand dollars)

(Unaudited)

NOTE 1.	Basis of Pro Forma Presentation

On December 17, 2019, Streamline Health Solutions, Inc. (the “Company”) entered into an agreement with respect to the sale of its Enterprise Content Management assets and operations (the “ECM Business”) to Hyland Software, Inc. (“Hyland”). The unaudited pro forma consolidated statements of operations for the nine months ended October 31, 2019, the twelve months ended January 31, 2019 and the twelve months ended January 31, 2018, have been prepared in accordance with the SEC’s pro forma rules under S-X Article 11 assuming that the sale of the ECM Business occurred as of February 1, 2017, the first day of the first year presented. The unaudited pro forma balance sheet as of October 31, 2019 has been prepared assuming the sale of the ECM Business was consummated as of that date. All material adjustments required to reflect the consummation of the sale of the ECM Business are set forth in the columns labeled “Pro Forma Adjustments.” The data contained in the columns labeled “As Reported”, is derived from the Company’s historical unaudited balance sheet as of October 31, 2019 and consolidated statements of operations for the nine months ended October 31, 2019, the twelve months ended January 31, 2019 and the twelve months ended January 31, 2018.

The historical unaudited consolidated balance sheet as of October 31, 2019 reflects the reported assets, liabilities, and stockholders’ equity of the Company with the proposed sale of assets by the Company, consisting principally of our ECM Business, referred to as the “Purchased Assets”.

Immaterial Correction of Errors

In connection with the preparation of the Company’s financial statements for the third quarter ended October 31, 2019, the Company discovered certain errors in “Capitalized software development costs” and related amortization expense for previous periods.  The errors resulted from (i) assets that did not begin to be amortized timely, and (ii) an incorrect method of amortizing the assets.

The assets that did not begin amortizing timely resulted from an administrative error, while the incorrect method of amortization was related to a misapplication of GAAP.  Certain general release documentation was not prepared timely, and distributed, and, accordingly, the Company did not place certain enhancements into service and begin amortization.

Further, the Company has corrected its underlying financial records to utilize the “carry-over” method for amortizing capitalized software development cost.  Under the “carry-over” method, the costs of the enhancements are added to the unamortized costs of the previous version of the product and the combined amount is amortized over the remaining useful life of the product. Including unamortized cost of the original product with the cost of the enhancement for purposes of applying the net realizable value test and amortization provisions is consistent with accounting guidance for software companies that improve their software and discontinue selling or marketing the older versions.  While this method reduced amortization of the underlying assets, the Company’s evaluation of  the net book value of the underlying software development assets in relation to  net realizable value and future cash flows each period ensured the carrying value was not in excess of the net realizable value of a solution for any period. Further, in accordance with guidance for software companies under ASC 985, the Company ensures that amortization is the greater of (i) the ratio of the software product’s current gross revenues to the total of current and expected gross revenues or (ii) straight-line over the remaining useful economic life of the software. The Company continues to monitor its estimated useful life on the underlying products, taking into consideration the product, the market and the industry.

The two corrections relating to the amortization of capitalized software development costs off-set one another in certain previous periods.  Additionally, the differences between (i) the amounts calculated, as adjusted for these corrections, and (ii) the amount recorded in previous periods substantially self-corrected by the end of the third quarter, October 31, 2019.

The Company, in consultation with the Audit Committee of the Board of Directors, evaluated the effect of these adjustments on the Company’s financial statements under Accounting Standards Codification (“ASC”) 250: Accounting Changes and Error Corrections and Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements and determined it was not necessary to restate its previously issued financial statements, or unaudited interim period financial statements, because the errors did not materially misstate any previously issued financial statements and the correction of the errors in the current fiscal year is also not material. The Company looked at both quantitative and qualitative characteristics of the required corrections.

The net impact of these errors resulted in a $214,000 and $532,000 understatement of amortization expense for capitalized software development costs for the three- and nine-month periods ended October 31, 2019, respectively. The Company’s previously reported amortization expense for capitalized software development costs was misstated by the following amounts:

Overstatement /
(Understatement) of
Period	Amortization Expense
Prior to fiscal year ended January 31, 2019	$532,000
Three months ended April 30, 2019	$(153,000)
Three months ended July 31, 2019	$(165,000)

NOTE 2.	Adjustments to Unaudited Pro Forma Consolidated Balance Sheet

(a)	To record as of October 31, 2019 (i) the expected net proceeds received from the sale of the ECM Business:

Gross consideration from the sale of ECM Business	$16,000,000
Customer Prepaid Maintenance	(3,228,000)
Estimated closing and transaction costs	(2,000,000)
Term loan payoff	(3,472,000)
Expected net proceeds from sale of assets	7,300,000
Less: Escrow Funds	(800,000)
Pro forma net cash proceeds from sale of assets	$6,500,000

(b)	To eliminate the operating activity related to the Purchased Assets which includes, revenue, cost of revenues and operating expenses:

	Nine Months	Twelve Months	Twelve Months
	Ended	Ended	Ended
	October 31, 2019	January 31, 2019	January 31, 2018
Revenues:
System sales	$78,000	$662,000	$166,000
Professional services	513,000	468,000	982,000
Maintenance and support	4,507,000	5,965,000	6,506,000
Software as a service	1,636,000	2,632,000	2,759,000
Total revenues	6,734,000	9,727,000	10,413,000
Operating expenses:
Cost of system sales	(227,000)	852,000	904,000
Cost of professional services	354,000	593,000	909,000
Cost of maintenance and support	731,000	1,179,000	1,084,000
Cost of software as a service	464,000	947,000	1,302,000
Selling, general and administrative expense	191,000	235,000	375,000
Research and development	634,000	317,000	629,000
Total operating expenses	2,147,000	4,123,000	5,203,000
Operating income	4,587,000	5,604,000	5,210,000
Other expense:
Miscellaneous (expense) income	(25,000)	(7,000)	14,000
Income before income taxes	4,562,000	5,597,000	5,224,000
Income tax expense	-	-	-
Net income	$4,562,000	$5,597,000	$5,224,000